Eshibit 3.1

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles
BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: April 21, 2020 06:23 PM Pacific Time

Incorporation Number:	BC1247925

Recognition Date and Time:	Incorporated on April 21, 2020 06:23 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

AUSTIN GOLD CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
10TH FLOOR, 595 HOWE ST. VANCOUVER BC V6C 2T5 CANADA	10TH FLOOR, 595 HOWE ST. VANCOUVER BC V6C 2T5 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
10TH FLOOR, 595 HOWE ST. VANCOUVER BC V6C 2T5 CANADA	10TH FLOOR, 595 HOWE ST. VANCOUVER BC V6C 2T5 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

McNaughton, Kenneth C.

Mailing Address:	Delivery Address:
3408 WEST 5TH AVENUE VANCOUVER BC V6R 1R8 CANADA	3408 WEST 5TH AVENUE VANCOUVER BC V6R 1R8 CANADA

Last Name, First Name, Middle Name:

Higgs, Darcy A.

Mailing Address:	Delivery Address:
4756 DRUMMOND DRIVE	4756 DRUMMOND DRIVE
VANCOUVER BC V6T 1B4	VANCOUVER BC V6T 1B4
CANADA	CANADA

Last Name, First Name, Middle Name:
Ovsenek, Joseph J.

Mailing Address:	Delivery Address:
2821 KITCHENER STREET	2821 KITCHENER STREET
VANCOUVER BC V5K 3E4	VANCOUVER BC V5K 3E4
CANADA	CANADA

Last Name, First Name, Middle Name:
Higgs, Dennis L.

Mailing Address:	Delivery Address:
4520 WEST 5TH AVENUE VANCOUVER BC V6R 1S7 CANADA	4520 WEST 5TH AVENUE VANCOUVER BC V6R 1S7 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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